SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 11, 2010

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14908	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 East Park Blvd., Suite 955

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of TGC Industries, Inc. (“TGC” or the “Company”) was held on June 11, 2010, in New York, New York, at which the following matters were submitted for a vote to TGC’s shareholders:

(1)                                  To elect six director nominees to serve for the term of one year and until their successors are duly elected and have qualified.  All nominees were elected as directors with the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Wayne A. Whitener	10,061,438	1,847,981	2,669,250
William J. Barrett	9,839,892	2,069,527	2,669,250
Herbert M. Gardner	8,580,064	3,329,355	2,669,250
Allen T. McInnes	10,135,477	1,773,942	2,669,250
Edward L. Flynn	11,582,658	326,761	2,669,250
Stephanie P. Hurtt	11,567,016	342,403	2,669,250

(2)                                  To approve an amendment to the Company’s 2006 Stock Awards Plan.  This proposal was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,552,450	1,340,153	16,816	2,669,250

A copy of the amendment to the Company’s 2006 Stock Awards Plan is included as Exhibit 10.1 hereto and incorporated herein by reference.

(3)                                  To ratify the selection of Lane Gorman Trubitt, L.L.P. as the independent registered public accounting firm for the fiscal year ending December 31, 2010.  This proposal was approved with the following vote:

Votes For	Votes Against	Abstentions

14,534,256	32,509	11,904

Item 9.01  Financial Statements and Exhibits.

(d)                                  Exhibits.

10.1                           Amendment No. 1 to the 2006 Stock Awards Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: June 17, 2010	By:	Wayne A. Whitener
Wayne A. Whitener
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the 2006 Stock Awards Plan.